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                                                                   EXHIBIT 10.7

                               FIRST AMENDMENT TO

                        INCENTIVE STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT is made this 28th day of August, 1995 between Energy Corporation of America, a West Virginia corporation, (hereinafter called the "Company") and RICHARD E. HEFFELFINGER (hereinafter called "HEFFELFINGER").

WHEREAS, the Company and HEFFELFINGER are parties to that certain Incentive Stock Option Agreement dated December 19, 1994; ("Agreement"); and

WHEREAS, HEFFELFINGER exercised his option to purchase 1600 share(s) of common stock of the Company represented by Certificate No. 40 and consistent with the Agreement executed a Promissory Note dated December 31, 1994 in the amount of $64,000 together with a Stock Pledge Agreement dated December 31, 1994 to secure payment under the Promissory Note; and

WHEREAS, pursuant to a resolution passed at the August 1, 1995 Meeting of the Board of Director's, the Board authorized and approved a bonus to be paid to HEFFELFINGER in the form of the cancellation of the indebtedness evidenced by the Promissory Note and the obligations under the Stock Pledge Agreement; and

WHEREAS, the parties are desirous of amending the Agreement as hereinafter set forth:

1. The Promissory Note dated December 31, 1994, executed by HEFFELFINGER in favor of the Company is hereby deemed cancelled and the original of such Promissory Note shall be redelivered to HEFFELFINGER to evidence such cancellation.
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       2.     The obligations under the Stock Pledge Agreement dated December
       31, 1994 are hereby released and discharged and the Company agrees to redeliver to Heffelfinger the common stock pledged to the Company under the Stock Pledge Agreement evidenced by Certificate No. 40.

       3. Paragraph 4(a) of the Agreement, insofar as it relates to the common stock represented by Certificate No. 40, is deleted and Paragraph 4(b) should be amended to read as follows insofar the common stock represented by Certificate No. 40 is concerned:

              4(b) If HEFFELFINGER'S employment with Eastern is terminated for any reason, HEFFELFINGER agrees to immediately resell to the Company all the shares of stock represented by Certificate No. 40 at the value of such shares as determined in paragraph 5 below.

       4. The words "from and after four years from the date of acquisition of the shares" in Paragraph 5 shall be deleted insofar as the common stock represented by Certificate No. 40 is concerned.

Except to the extent set forth herein, the terms and conditions of the Agreement dated December 19, 1994 shall remain in full force and effect.
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 IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.


                                   ENERGY CORPORATION OF AMERICA





                                   BY:            /S/ JOHN MORK
                                      ------------------------------------------
                                      JOHN MORK
                                      PRESIDENT & CHIEF EXECUTIVE OFFICER





                                           /S/ RICHARD E. HEFFELFINGER
                                      ------------------------------------------
                                      RICHARD E. HEFFELFINGER